ICC24-ILVA [1] [2000 Heritage Way, Waverly, Iowa 50677] Phone: [800.798.5500] [www.trustage.com/annuities] SINGLE PURCHASE PAYMENT INDIVIDUAL DEFERRED INDEX-LINKED VARIABLE ANNUITY CONTRACT CONTRACT NUMBER: [123456789] READ YOUR CONTRACT CAREFULLY. This is a legal contract between the Owner and MEMBERS Life Insurance Company, and hereafter will be referred to as the contract. This contract is issued to the Owner in consideration of the application and the Purchase Payment. MEMBERS Life Insurance Company will pay the benefits of this contract, subject to its terms and conditions. THE VALUES PROVIDED BY THIS CONTRACT FOR ALLOCATIONS TO RISK CONTROL ACCOUNTS, PART OF OUR SEPARATE ACCOUNT, ARE NOT GUARANTEED AND MAY INCREASE OR DECREASE BASED ON THE PERFORMANCE OF THE ALLOCATION OPTIONS YOU CHOOSE. THERE IS A RISK OF LOSS, AND SUCH LOSS MAY BE GREATER IF YOU MAKE A WITHDRAWAL, DIE, ALLOCATE TO AN INCOME PAYOUT OPTION, OR SURRENDER BEFORE THE END OF THE INDEX TERM. GAINS MAY BE LIMITED BASED ON THE CREDITING STRATEGY AND ARE NOT GUARANTEED. WHILE CONTRACT VALUES MAY BE AFFECTED BY AN EXTERNAL INDEX OR INDICES, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENT. THE INTERIM VALUE MAY REFLECT A NEGATIVE RETURN EVEN IF THE INDEX INCREASES, MAY REFLECT A POSITIVE RETURN EVEN IF THE INDEX DECREASES, AND MAY BE LOWER THAN THE AMOUNT AVAILABLE AT THE END OF THE INDEX TERM. AMOUNTS WITHDRAWN OR SURRENDERED MAY BE ADJUSTED UPWARD OR DOWNWARD BASED ON THE MARKET VALUE ADJUSTMENT FORMULA SPECIFIED IN THIS CONTRACT. RIGHT TO EXAMINE THIS CONTRACT. If for any reason you decide not to keep this contract, you can return it or notify us in writing that you do not want to keep it within [10] days from the date you receive it ([30] days if this is a replacement contract, or any longer period as required by applicable law in the state where the contract is issued for delivery). You may return it to either our Administrative Office or to the agent who sold it to you. We will then consider it void from the beginning and refund the Purchase Payment less any withdrawal within 7 days after receiving your written notice or the returned contract. Signed for MEMBERS Life Insurance Company, Waverly, Iowa, on the Contract Issue Date. President Secretary SINGLE PURCHASE PAYMENT INDIVIDUAL DEFERRED INDEX-LINKED VARIABLE ANNUITY CONTRACT Income Payments Starting on the Income Payout Date This Contract Contains a Guaranteed Minimum Death Benefit Provision This Contract Contains a Benefit Waiving Surrender Charges Non-Participating

ICC24-ILVA [2] CONTRACT GUIDE AND INDEX CONTRACT DATA PAGE ............................................................................................................................................... DEFINITIONS .............................................................................................................................................................. [3] GENERAL PROVISIONS .......................................................................................................................................... [6] OWNER ....................................................................................................................................................................... [7] ANNUITANT ............................................................................................................................................................... [7] BENEFICIARY ............................................................................................................................................................. [7] PURCHASE PAYMENT AND ALLOCATION OPTIONS ........................................................................................ [8] CONTRACT VALUE ................................................................................................................................................... [9] SURRENDER VALUE AND WITHDRAWALS ....................................................................................................... [10] DEATH BENEFIT OPTIONS .................................................................................................................................... [12] INCOME PAYMENTS, INCOME PAYOUT PERIOD AND INCOME PAYOUT OPTIONS ................................. [13] RIDERS, AMENDMENTS AND ENDORSEMENTS, IF ANY; AND A COPY OF ANY APPLICATION

ICC24-ILVA [3] DEFINITIONS Accumulation Period. The period of time that begins on the Contract Issue Date stated on the Contract Data Page and ends on the Income Payout Date or the date this contract is terminated if earlier. Adjusted Index Return. The Index Return for the current Interest Term adjusted for the Crediting Strategy. This value is only calculated at the end of the Interest Term. Administrative Office. MEMBERS Life Insurance Company, [2000 Heritage Way, Waverly, lowa 50677]. Allocation Options. All available options under this contract for allocating your Purchase Payment and Contract Value. The initial Allocation Options are shown on the Contract Data Page. Annual Free Withdrawal Amount: The amount that can be withdrawn each Contract Year without incurring a Surrender Charge or Market Value Adjustment. The Annual Free Withdrawal Amount is stated on the Contract Data Page and is expressed as a percentage of the Contract Value as of the beginning of the Contract Year less any withdrawals taken in the current Contract Year. Age. The Age of a person is the attained age as of a person’s last birthday. Annuitant (Joint Annuitant). The person(s) whose life (or lives) determines the income payment amount payable under the contract. If the Owner is a non-natural person, the Annuitant(s) is also the person(s) whose death determines the Death Benefit. Authorized Request. A signed and dated request that is in Good Order. A request to transfer value, change a party to the contract, change the Income Payout Date, or request a partial withdrawal or full surrender of the contract must be signed by all Owners and any assignee. An Authorized Request may also include a phone, fax or electronic request for specific transactions. Beneficiary, Beneficiaries. The person(s) or entity(ies) who will receive the Death Benefit proceeds due to the Owner’s death, or in the case of a non-natural Owner, upon the death of the Annuitant. Boost. The percentage added to an Index Return that is less than zero to determine the Adjusted Index Return. It is also the minimum Adjusted Index Return when the Index Return is greater than or equal to zero. The Boost for a Risk Control Account with this Crediting Strategy is shown on the Contract Data Page. Buffer. The maximum loss for an Interest Term that will not result in a negative Adjusted Index Return. The Buffer for a Risk Control Account with this Crediting Strategy is shown on the Contract Data Page. Business Day. Any day that the New York Stock Exchange is open for trading. All requests for transactions that are received at our Administrative Office in Good Order on any Business Day prior to market close, generally 4 P.M. Eastern Time, will be processed as of the end of that Business Day. Any transactions required as of a date that does not fall on a Business Day will be processed on the next Business Day. Cap Rate. The maximum gain for an Interest Term for determining the Adjusted Index Return. If the Cap Rate is uncapped, the Cap Rate is not applied to the Crediting Strategy. The initial and minimum Cap Rate for a Risk Control Account with this Crediting Strategy is shown on the Contract Data Page. Company. MEMBERS Life Insurance Company. Also referred to as “we”, “our” and “us”. Contract Anniversary. The same day and month as the Contract Issue Date for each year the contract remains in force. Contract Issue Date. The day your contract is issued. This date will be used to determine Contract Years and Contract Anniversaries. The Contract Issue Date is shown on the Contract Data Page. Contract Value. The total value of your contract during the Accumulation Period. All values are calculated as of the end of a Business Day.

ICC24-ILVA [4] Contract Year. Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and ending one day before the next Contract Anniversary. Crediting Base. The amount used to calculate the Risk Control Account Value. It is equal to the amount allocated to a Risk Control Account at the start of the Interest Term, reduced proportionally for any withdrawals, Flex Transfers, or Contract Value applied to an income payout option. Crediting Strategy. The method by which interest is calculated for an Allocation Option during the Interest Term. The Crediting Strategy for an Allocation Option is shown on the Contract Data Page. Death Benefit. The amount the Beneficiary is entitled to upon the death of an Owner who is a natural person or the death of an Annuitant if the Owner is a non-natural person. Dual Step Rate. The percentage that equals the Adjusted Index Return when the Index Return is greater than or equal to the applicable Buffer for the Crediting Strategy. The initial and minimum Dual Step Rate for a Risk Control Account with this Crediting Strategy is shown on the Contract Data Page. Fixed Account. An Allocation Option under the contract that is part of our General Account and is credited a fixed rate of interest. Fixed Account Value. The portion of the Contract Value in the Fixed Account. Flex Transfer. The transfer of Risk Control Account Value to the Fixed Account prior to the end of the Interest Term. Floor. The maximum loss for an Interest Term for determining the Adjusted Index Return. The available Floors for a Risk Control Account with this Crediting Strategy are shown on the Contract Data Page. General Account. All the Company’s assets other than the assets in the Separate Account and all other insulated separate accounts maintained by the Company. Good Order. Receipt in our Administrative Office of all information, documents, instructions and/or payment we require to process requests or transactions for the contract. To be in Good Order, instructions must be signed by all Owners and any assignee, if required, and be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. Income Payout Date. The date the first income payment is paid from the contract to the Owner. The anticipated Income Payout Date is shown on the Contract Data Page. Index, Indices. The applicable Index is a benchmark designed to track the performance of a portfolio of securities and is used to determine the Index Return, Adjusted Index Return, and Interim Value for a Crediting Strategy. Indices available for each Crediting Strategy on the Contract Issue Date are shown on the Contract Data Page. Index Return. The percentage change in the Index from the beginning of the Interest Term to the end of the Interest Term. Index Value. The value for the associated Index as of the end of a Business Day. Interest Rate. The effective annual rate credited to the Fixed Account. The initial and minimum Interest Rate is shown on the Contract Data Page. Interest Term. The period for which interest is calculated for an Allocation Option. The Interest Term may vary by Allocation Option. Interest Terms will start and end on a Contract Anniversary, unless such term has a duration of less than one Contract Year. Interest Terms for the available Allocation Options are shown on the Contract Data Page.

ICC24-ILVA [5] Interim Value. The value for a Risk Control Account on any day other than the first and last Business Day of an Interest Term. IRC. The Internal Revenue Code of 1986, as amended. Irrevocable Beneficiary. A Beneficiary who must consent to being changed or removed as a Beneficiary. By designating an irrevocable Beneficiary, you give up the right to change that Beneficiary unilaterally. Market Value Adjustment (MVA). The amount of an adjustment (increase or decrease) that may be applied to a full surrender or partial withdrawal, also referred to as the MVA. The MVA calculation is shown in the Contract Value section. Market Value Adjustment (MVA) Indices. The indices used to determine the rates used to calculate the Market Value Adjustment. The MVA Indices are shown on the Contract Data Page. Owner (Joint Owner). The person(s) or entity who own(s) this contract and has (have) all rights under this contract. If Joint Owners are named, then all references to Owner shall also include any Joint Owner. The Owner may also be referred to as “you” or “your” in this contract and any attached endorsements, riders, or amendments. Participation Rate. The percentage that may be applied to an Index Return to determine the Adjusted Index Return. For any Risk Control Account with a Buffer or Floor, the percentage is applied to an Index Return that is greater than zero. For any Risk Control Account with a Boost, the percentage is applied to an Index Return that is greater than the Boost. The initial and minimum Participation Rate for a Risk Control Account with this Crediting Strategy is shown on the Contract Data Page. Payout Period. The period of time that begins on the Income Payout Date and continues until we make the last payment as provided by the income payout option chosen. Proof Of Death. May consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof. Purchase Payment. The amount paid to us, by or on behalf of an Owner, that is used to establish the annuity on the Contract Issue Date. We do not allow any additional Purchase Payments under the contract after the initial Purchase Payment. Required Minimum Distributions. The required minimum distribution (RMD) defined by section 401(a)(9) of the IRC for this contract and as determined by us. RMDs only apply to tax-qualified contracts. Risk Control Account. An Allocation Option to which we credit interest based in part on the performance of an Index, subject to the Crediting Strategy. Risk Control Account Value. The portion of the Contract Value in a Risk Control Account. Separate Account. A non-registered, insulated Separate Account in which we hold reserves for our Risk Control Account guarantees under the contract. The assets in the Separate Account shall not be chargeable with liabilities arising out of any other business that we conduct. Our General Account assets are also available to meet the guarantees under the contract and our other general obligations. We have the right to transfer to our General Account any assets of the Separate Account that are in excess of required reserves and other liabilities under the contract. Spouse. The person to whom you are legally married. The term Spouse includes the person with whom you have entered into a legally sanctioned marriage that grants you the rights, responsibilities, and obligations married couples have in accordance with applicable state laws. Individuals who do not meet the definition of Spouse may have adverse tax consequences when exercising provisions under this contract and any attached endorsements or riders. Additionally, individuals in other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as Spouses as defined in this contract for federal tax purposes. Consult

ICC24-ILVA [6] with a tax advisor for more information on this subject and before exercising benefits under the contract and any attached endorsements or riders. Surrender Charge. The charge associated with surrendering some or all of the Contract Value. The Surrender Charge schedule is stated on the Contract Data Page and is expressed as a percentage of the Contract Value withdrawn. Surrender Value. The amount you are entitled to receive if you elect to surrender this contract during the Accumulation Period. Valuation Period. The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day. GENERAL PROVISIONS Entire Contract. The contract, Contract Data Page, any endorsements, rider(s) and rider data page(s), and the application attached will form the entire contract between you and us. Incontestability. This contract is incontestable from its Contract Issue Date. The statements contained in the application (in the absence of fraud) are considered representations and not warranties. Misstatement of Age or Sex at Birth. If an Annuitant’s Age has been misstated, we will adjust the anticipated Income Payout Date and the income payment amounts under this contract to be equal to the income payment amounts the Contract Value would have purchased based on the Annuitant’s correct Age. If an Annuitant’s sex at birth has been misstated and the Life Income Rate Type is based on sex at birth (see the Contract Data Page), we will adjust the income payment amounts under this contract to be equal to the income payment amounts the Contract Value would have purchased based on the Annuitant’s correct sex at birth. Any underpayment will be added to the next payment. Any overpayment will be subtracted from future payments. No interest will be credited or charged to any underpayment or overpayment adjustments. Assignment. If your contract is a non-qualified contract, you may assign all rights and benefits under this contract by Authorized Request. Unless otherwise specified by you, the assignment is effective on the date the Authorized Request is signed by you and any Irrevocable Beneficiary, subject to any payments made or actions taken by us prior to our receipt of the Authorized Request. We are not responsible for the validity or effect of any assignment. You should consult with your tax advisor to determine any tax consequences of an assignment before taking any action. Proof of Survival. If any payment required by this contract depends on a living Annuitant, Owner, or Beneficiary, we may require satisfactory proof of that person's survival prior to making such payment. Annual Reports. We will send you a report, without charge, at least annually which provides information about your contract required by any applicable law. You may request additional reports without charge at any time. The reports provided will provide current information as of a date not more than four months prior to the date of mailing. The report will include at least the following information: a) The beginning and end dates for the current report period; b) The Contract Value at the beginning and end of the current report period; c) The amounts that have been credited and debited to your Contract Value during the current report period, identified by the type of activity the amount represents; d) The Death Benefit at the end of the current report period; e) The Surrender Value at the end of the current report period; and f) The Market Value Adjustment used to determine the Surrender Value. Premium Taxes: We reserve the right to deduct amounts from the Contract Value to cover any premium taxes required by state law if such tax is incurred by us.

ICC24-ILVA [7] Deferral of Payment. Subject to obtaining prior approval in writing by the chief insurance regulator of the state of domicile of the Company, we may defer payment of your Authorized Request for a partial withdrawal or full surrender for a period not exceeding six months. The Company will not defer payment of Death Benefits. Modification. Your contract may be modified by us if such modification is necessary to comply with the Internal Revenue Code or any other applicable law, regulation or interpretation in order to continue treatment of the contract as an annuity. We will notify you if such modification is required. When required by law, we will obtain your approval and the approval from the appropriate regulatory authority for such modification(s). Conformity with Applicable Law. This contract is approved under the authority of the Interstate Insurance Product Regulation Commission (IIPRC) and is issued under the IIPRC standards. Any provision of this contract that, on the provision's effective date, is in conflict with the applicable IIPRC standards for this product type in effect as of the provision’s effective date of Commission contract approval is hereby amended to conform to the applicable IIPRC standards in effect as of the provision's effective date of Commission contract approval. OWNER Owner (Joint Owner). The person(s) or entity who own(s) this contract and has (have) all rights under this contract. Unless the Owner is a non-natural person the Owner is also the person(s) whose death determines the Death Benefit proceeds. Joint Owners are not allowed on qualified contracts or contracts owned by a non- natural person. The maximum number of Owners is two. The consent of both Joint Owners and any assignee is needed to complete an Authorized Request. Change Of Owner. The Owner may be changed at any time after the Contract Issue Date by Authorized Request. Unless otherwise specified by you, such change will take effect as of the date the Authorized Request is signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. A change of Owner request may be refused in a non-discriminatory manner to comply with any applicable laws or regulations in effect at the time of the request. ANNUITANT Annuitant (Joint Annuitant). The person(s) whose life (or lives) determines the income payment amount payable under the contract. If the Owner is a non-natural person, the Annuitant(s) is also the person(s) whose death determines the Death Benefit proceeds. The maximum number of Annuitants is two. Change of Annuitant. If the Owner is a natural person, the Annuitant can be changed at any time before the Income Payout Date by Authorized Request. A request to change the Annuitant must be received by us at least 30 days before the Income Payout Date. Unless otherwise specified by you, such change will take effect as of the date the Authorized Request is signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. If the Annuitant is changed, the anticipated Income Payout Date will not change. The Annuitant cannot be changed on or after the Income Payout Date for any reason. If the Owner is a non- natural person, the Annuitant cannot be changed. BENEFICIARY Beneficiary. The person(s) or entities named by the Owner to receive the Death Benefit proceeds payable upon the death of the first Owner or the first Annuitant if the Owner is a non-natural person. Prior to the Income Payout Date, if no Beneficiary survives the Owner, the proceeds will be paid to the Owner’s estate. If there are Joint Owners and we are unable to determine that one of the Joint Owners predeceased the other, it will be assumed that the Joint Owners died simultaneously. In this instance the Death Benefit proceeds will be divided equally among the Joint Owners’ estates. If there is more than one Beneficiary, each Beneficiary will receive an equal share unless otherwise specified by the Owner. If there are joint Owners, each Owner must designate the other joint Owner as their sole primary Beneficiary, and any other Beneficiaries on record will be treated as contingent Beneficiaries.

ICC24-ILVA [8] Change Of Beneficiary. A named Beneficiary can be changed by Authorized Request. If an Irrevocable Beneficiary has been named, a change of Beneficiary requires the consent of the Irrevocable Beneficiary. If this contract has been assigned, an assignee will be required as part of the Authorized Request. Unless otherwise specified by you, such change will take effect as of the date the Authorized Request is signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. PURCHASE PAYMENT AND ALLOCATION OPTIONS Purchase Payment Allocation. On the Contract Issue Date, your Purchase Payment will be allocated to the Allocation Options based on the instructions specified on your application. Your allocation instructions on the Contract Issue Date are shown on the Contract Data Page. Transfers. An Allocation Option is available on the Contract Issue Date and at the end of each Interest Term unless the Allocation Option is discontinued, as described below. For example, an Interest Term of one year is generally available on the Contract Issue Date and every Contract Anniversary thereafter, but an Interest Term of six years is generally available on the Contract Issue Date and every sixth Contract Anniversary thereafter. An Interest Term will only be available if the duration of the Interest Term is less than the length of time until the Income Payout Date or the length of time until a termination date required by federal regulation. At least two weeks prior to the end of an Interest Term, you will be notified of the available Allocation Options to which you may transfer maturing Contract Value. The new Allocation Options may have different Interest Terms and Crediting Strategies than what was previously available. At the end of the Interest Term, you may elect to transfer the value to any available Allocation Option as of the start of the next Interest Term via transfer instructions by Authorized Request. New transfer instructions by Authorized Request will supersede any prior transfer instructions for a given Allocation Option. Except for Flex Transfers described below, transfers are not permitted during an Interest Term. If we do not receive transfer instructions by Authorized Request at least one Business Day prior to the end of the current Interest Term, we will apply the value of the Allocation Option to a new Interest Term of the same Allocation Option. If the same Allocation Option is not available, we will apply the value to the Fixed Account. Flex Transfer. Prior to the end of an Interest Term, you may transfer some or all of the Risk Control Account Value to the Fixed Account via transfer instructions by Authorized Request. The transfer is irrevocable, and the transferred amount will remain in the Fixed Account until your next Contract Anniversary. We reserve the right to suspend, limit, or discontinue use of this privilege at any time. Changes to Crediting Strategy Components. We may declare a new Cap Rate, Dual Step Rate, Participation Rate, and Interest Rate for each subsequent Interest Term and will notify you of the new rates at least two weeks in advance of the start of an Interest Term. The Cap Rate, Dual Step Rate, Participation Rate, and Interest Rate will never be less than the minimum rates shown on the Contract Data Page. The Floor, Buffer, and Boost for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued. Addition or Discontinuation of an Allocation Option. We may offer additional Allocation Options, which include offering an additional Index, Crediting Strategy, or Interest Term. We may also discontinue an Allocation Option, effective as of the end of an Interest Term. We will notify you of the addition or discontinuation of an Allocation Option. Such a change will be subject to any applicable regulatory approval that may be required. Any change we make will be on a non-discriminatory basis. Discontinuation or Substantial Change to an Index of a Risk Control Account. If publication of the Index associated with a given Risk Control Account is discontinued or the calculation of the Index is materially changed during an Interest Term, we will substitute a suitable Index that will be used for the remainder of the Interest Term and notify you and any assignee of the change in advance. Such a change will be subject to prior approval by the Interstate Insurance Product Commission. Any change we make will be on a non-discriminatory basis. Notification will be in your annual report unless timing of any such change requires us to send a separate notification prior to your Contract Anniversary.

ICC24-ILVA [9] CONTRACT VALUE Contract Value. Your Contract Value on your Contract Issue Date is equal to the Purchase Payment. On any other day during the Accumulation Period, the Contract Value is equal to the account value in all Allocation Options. The calculation of account value varies by Allocation Option. Fixed Account Value. The Fixed Account Value is equal to: a) The amount applied to the Fixed Account at the start of the current Interest Term; minus b) Any withdrawals (including any Surrender Charge and MVA); plus c) Any Flex Transfers; plus d) The daily credited interest. Risk Control Account Value. The Risk Control Account Value is calculated separately for each Risk Control Account and varies based on the Business Day it is calculated as follows: a) On the first Business Day of an Interest Term: The Crediting Base. b) On the last Business Day of an Interest Term: The Crediting Base multiplied by the sum of one plus the Adjusted Index Return. c) On every other Business Day: The Interim Value. Crediting Base. The Crediting Base is equal to the amount allocated to a Risk Control Account at the start of the Interest Term, reduced proportionally for any withdrawals. Withdrawals include Flex Transfers, Contract Value applied to an income payout option, and any applicable Surrender Charge and Market Value Adjustment. A withdrawal will proportionally reduce the Crediting Base by the ratio of the withdrawal to the Risk Control Account Value immediately prior to the withdrawal. Index Return and Adjusted Index Return. The Index Return and Adjusted Index Return are calculated to determine the interest credited to a Risk Control Account. The Index Return and Adjusted Index Return are calculated separately for each Risk Control Account. The Index Return is the percentage change in the Index from the beginning of the Interest Term to the end of the Interest Term. The Index Return is calculated using the following formula: Index Return = A / B – 1, where: A = Index Value on the last day of the Interest Term B = Index Value on the first day of the Interest Term If the first or last day of the Interest Term does not fall on a Business Day, the Index Value for the next Business Day will be used. The Adjusted Index Return is the Index Return for the current Interest Term adjusted for the Crediting Strategy. The calculation of the Adjusted Index Return varies based on the Crediting Strategy and is shown on the Contract Data Page. Interim Value. The Interim Value for Risk Control Accounts is calculated at the end of each Business Day except the first and last day of an Interest Term. The Interim Value may change each Business Day and the change may be positive or negative. The Interim Value reflects the change in value of derivative instruments that hedge market risks associated with the Risk Control Accounts. The value is determined using an option pricing formula. It is calculated separately for each Risk Control Account. The Interim Value for a Risk Control Account is calculated as A x (1 + B – C – D), where: A = Crediting Base B = Hypothetical option value C = Amortized option cost D = Trading costs

ICC24-ILVA [10] Hypothetical option value is the hypothetical option value as of the current Business Day, expressed as a percentage of the Crediting Base. Amortized option cost is the hypothetical option value as of the start of the Interest Term, adjusted for the time elapsed in the Interest Term. To adjust for the time elapsed in the Interest Term, the hypothetical option value as of the start of the Interest Term is multiplied by the number of days remaining in the Interest Term divided by the total number of days in the Interest Term. Amortized Option Cost is expressed as a percentage of the Crediting Base. Trading costs represent the additional cost of selling the hypothetical options. The trading cost may vary by Risk Control Account and is expressed as a percentage of the Crediting Base. The hypothetical option value for each Crediting Strategy is shown on the Data Page and uses a Black-Scholes pricing model. Inputs for the pricing model are obtained by independent third parties. SURRENDER VALUE AND WITHDRAWALS Partial Withdrawals. You may make partial withdrawals during the Accumulation Period by Authorized Request. The partial withdrawal will be processed the Business Day it is received. Unless you instruct us otherwise, withdrawals will be taken proportionally from the Contract Value in each Allocation Option. Any applicable Surrender Charge and MVA will affect the amount available for a withdrawal. Partial withdrawals will reduce the Interim Value and Fixed Account value by the amount of the withdrawal and will reduce the Crediting Base proportionally by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal as described in the Contract Value section. If a partial withdrawal would cause the Surrender Value to be less than the minimum Surrender Value remaining after any partial withdrawal amount shown on the Contract Data Page, we will treat your request as a full surrender. Annual Free Withdrawal Amount. The Annual Free Withdrawal Amount is the amount that can be withdrawn without incurring a Surrender Charge or MVA in a Contract Year. It is calculated as a percentage of the Contract Value as of the beginning of the Contract Year less any withdrawals taken in the current Contract Year. Any unused Annual Free Withdrawal Amount will not carry over to the next Contract Year. The Annual Free Withdrawal Amount percentage is shown on the Contract Data Page. Market Value Adjustment (MVA). The MVA reflects the change in value of the investments that support the guarantees under this contract upon withdrawal prior to the end of the six-year rolling period that begins on the Contract Issue Date. A withdrawal, including a partial withdrawal and a full surrender of the contract, may be adjusted (increased or decreased) for the MVA. On any Business Day, the MVA is calculated by multiplying the amount withdrawn by the sum of the Market Value Adjustment factor (MVAF) minus one (i.e., MVAF – 1), where MVAF is equal to the following formula: MVAF = ((1 + I + K)/(1 + J + L))^N, where: I = The applicable rate for MVA Index 1 as of the Contract Issue Date and redetermined every six-year rolling period with a consistent maturity. J = The applicable rate for MVA Index 1 as of the date of withdrawal for a maturity consistent with the remaining number of years (whole and partial) in the six-year rolling period. K = The applicable rate for MVA Index 2 as of the Contract Issue Date and redetermined every six-year rolling period. L = The applicable rate for MVA Index 2 as of the date of withdrawal. N = The number of years (whole and partial) from the date of withdrawal until the last day of the six-year rolling period.

ICC24-ILVA [11] If there is no corresponding length of the MVA Index 1, then the linear interpolation of the Index with maturities closest to N will be used to determine I and J. Amounts Not Subject to an MVA. An MVA will not be incurred in the following situations: a) The Annual Free Withdrawal Amount; b) Required Minimum Distributions that are withdrawn under an automatic withdrawal program provided by us; c) Death Benefit proceeds; d) Withdrawals on or within the number of days shown on the Contract Data Page after the end of every six-year rolling period; and e) Contract Value applied to an income payout option using the income option tables shown on the Contract Data Page. The MVA Indices are shown on the Contract Data Page. If an MVA Index is discontinued, the publication of any component of an MVA Index is discontinued, or the calculation of an MVA Index is changed substantially, we may substitute for the discontinued or substantially changed MVA Index subject to prior approval by the Interstate Insurance Product Commission. Before a substitute MVA Index is used, we will notify you and any assignee of the substitution. Any change we make will be on a non-discriminatory basis. Amounts Not Subject to a Surrender Charge. A Surrender Charge will not be incurred in the following situations: a) The Annual Free Withdrawal Amount; b) Required Minimum Distributions that are withdrawn under an automatic withdrawal program provided by us; c) Death Benefit proceeds; d) Withdrawals after the Surrender Charge period; and e) Contract Value applied to an income payout option using the income option tables shown on the Contract Data Page. An Authorized Request to withdraw on a Contract Anniversary must be received at least one Business Day prior to the Contract Anniversary. Minimum Values. Values of the Contract are subject to minimum values required by the applicable standards of the Interstate Insurance Product Regulation Commission (IIPRC). These minimum values only apply to the Surrender Value, the entire Contract Value applied to an income payout option, and Death Benefit proceeds upon the death of an Owner during the Accumulation Period. The Risk Control Account values will not be less than the minimum that is required by Section 7 of the National Association of Insurance Commissioners Variable Annuity Model Regulation, model #250, not including Section 7B. Fixed Account minimum values will not be less than the minimum that is required by Section 7B of model #250. The Fixed Account nonforfeiture value is used to determine the Fixed Account minimum values and is described on the Contract Data Page. Surrender Value. You have the right to surrender this contract at any time during the Accumulation Period or on the Payout Date by Authorized Request. If you surrender this contract, you will be paid the Surrender Value, as of the Business Day we received your Authorized Request. We may require that the contract be returned to our Administrative Office prior to making payment of the Surrender Value. The Surrender Value is calculated separately for the Fixed Account and Risk Control Accounts. Surrender Value equals: a) Your Contract Value at the end of the Valuation Period in which we receive your Authorized Request; minus b) Any applicable Surrender Charge; adjusted for c) Any applicable MVA; and d) Subject to the minimum value required by the IIPRC. Upon payment of the Surrender Value, this contract is terminated, and we have no further obligation under this contract.

ICC24-ILVA [12] DEATH BENEFIT OPTIONS Notwithstanding any provision of this contract to the contrary, any benefits required to be paid under this contract will be paid in a manner that satisfies the requirements of section 72(s) of the IRC. Death of Owner During Accumulation Period. If an Owner who is a natural person dies during the Accumulation Period, the Beneficiary is entitled to the Death Benefit. If there is a Joint Owner, the Death Benefit will be available when the first Joint Owner dies. If there is a surviving Owner, the surviving Joint Owner will be treated as the sole primary Beneficiary. Any other Beneficiary will be treated as a contingent Beneficiary. The following Death Benefit options are available: Option A: If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the contract as the new Owner. This benefit may only be exercised one time. An individual who does not meet the definition of Spouse may not be able to continue the contract for that person’s lifetime. That individual must receive the proceeds of the contract and any attached endorsements or riders within the time period specified in section 72(s) of the IRC. Option B: If the Beneficiary is a natural person, the Death Benefit proceeds will be applied in accordance with section 72(s) of the IRC under one of the income payout options. The income payments must be made for the Beneficiary’s life or a period not extending beyond the Beneficiary’s life expectancy. Payments must commence within one year of the date of the Owner’s death. Option C: A Beneficiary may receive the Death Benefit proceeds in a single lump sum at any time within five years after the date of the Owner’s death. Unless Option A is elected, or payments under Option B commence within one year of the date of the Owner’s Death, the entire interest benefit in the contract will be paid under Option C. Death of Annuitant During Accumulation Period. If an Annuitant who is not an Owner dies during the Accumulation Period and the Owner is a natural person, the following will occur: a) If there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant. b) If there is no Joint Annuitant, the Owner(s) will become the Annuitant(s). When the Owner is a non-natural person, and an Annuitant dies during the Accumulation Period the following will occur: a) The death of any Annuitant will be treated as the death of the Owner and Death Benefit proceeds must be distributed in accordance with the Death Benefit Options B or C. b) Unless payments under Option B commence within one year of the date of the Owner’s death, the entire interest in the contract will be paid in accordance with Option C. Payment of Death Benefit Proceeds. The Death Benefit proceeds are payable upon our receipt of Proof Of Death (Owner’s death or Annuitant’s death if the Owner is a non-natural person), and proof of each Beneficiary’s interest, which includes the required documentation and proper instructions from each Beneficiary. So far as permitted by law, the Death Benefit proceeds will not be subject to any claim of the Beneficiary's creditors. The contract is terminated upon payment of the Death Benefit proceeds. Death Benefit Proceeds Amount. The amount that will be paid as Death Benefit proceeds during the Accumulation Period is equal to the greater of: a) The Contract Value on the date Death Benefit proceeds are payable; or b) The Purchase Payment adjusted for withdrawals; or c) The minimum value required by the IIPRC. Withdrawals will proportionally reduce the Purchase Payment by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal. Withdrawals include deductions for any applicable Surrender Charge and MVA.

ICC24-ILVA [13] If an Owner is added or changed, except in the case of spousal continuation, the amount that will be paid upon the death of the new Owner is equal to the Contract Value on the date Death Benefit proceeds are payable. There is no impact on the Death Benefit if an Owner is removed. Interest on Death Benefit Proceeds. We will pay interest on Death Benefit proceeds from the date we receive Proof of Death until the date of payment. Interest will be paid at an annual rate equal to the current interest rate in effect for funds left on deposit with us, or if we have not established a rate for funds left on deposit, at the 2-year Treasury Constant Maturity Rate as published by the Federal Reserve. In determining the effective annual rate or rates, we will use the rate in effect on the date Proof of Death is received. Payment will be made within 31 calendar days from the latest of the following: a) The date we receive Proof of Death; b) The date we receive sufficient information to determine liability, the extent of the liability, and the appropriate payee legally entitled to the proceeds; or c) The date that any legal impediments to payment of proceeds that depend on the action of parties other than us are resolved and sufficient evidence of the same is provided to us. Legal impediments to payment include but are not limited to 1) The establishment of guardianships and conservatorships; 2) The appointment and qualification of trustees, executors and administrators; and 3) The submission of information required to satisfy state and federal reporting requirements. In the event payment is postponed for more than 31 calendar days from the latest of items (a), (b) or (c) above, the annual rate of interest during the period of postponement (beginning on the 32nd day until the date of payment) will be equal to the interest rate described above, plus 10%. Spousal Continuation. If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the contract at the current Contract Value. In this event, the surviving Spouse will assume ownership of the contract. This benefit may only be exercised one time. Death of Owner After the Income Payout Date. If an Owner dies on or after the Income Payout Date, the Beneficiary will receive any remaining income payments. Death of Annuitant After the Income Payout Date. If all Annuitants die before all of the guaranteed income payments have been made, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways: a) Income payments will be continued during the remainder of the guaranteed period certain to the Owner; or b) The present value of the remaining income payments computed at the interest rate used to create the income payout option in effect will be paid to the Owner. If all Annuitants die and there are no remaining guaranteed income payments, the contract is terminated, and we have no further obligation under the contract. INCOME PAYMENTS, INCOME PAYOUT PERIOD AND INCOME PAYOUT OPTIONS Income Payments. A series of payments made by us during an income Payout Period, based on the income payout option you select. For life options, income payments are based on the Annuitant’s sex at birth and adjusted age. For installment options, income payments are based on the selected duration of payments. The first income payment will be paid as of the Income Payout Date. Income Payments Frequency. You may choose to receive income payments monthly, quarterly, semi-annually or annually for installment options. If you choose a life income payout option, your payments will be received monthly. Minimum Income Payment Amount. If the Contract Value is less than $2,500, we may make a lump sum payment equal to the Contract Value in lieu of income payments. For installment options, if the amount of the income payment would be less than $20, we may reduce the frequency of payments to an interval which will result in the payment being at least $20, but with a frequency of no less than annually.

ICC24-ILVA [14] Income Payout Period. The period of time that: a) Begins on the Income Payout Date; and b) Continues until we make the last payment as provided by the income payout option chosen. On the first day of this period, the Contract Value, subject to the minimum value required by the IIPRC, will be applied to the income payout option selected. If an income payout option is not selected, the default income payout options will be as follows unless otherwise required under the Internal Revenue Code: a) Life Income Option with a 10-year guaranteed period certain for contracts with one Annuitant; and b) Joint & Survivor Life Income Option with a 10-year guaranteed period certain for contracts with two Annuitants. The Annuitant and Owner cannot be changed after the Income Payout Date for any reason. Surrender Charges, MVA, and Interim Value does not apply to income payments during the income Payout Period. Income Payout Date. The anticipated Income Payout Date is the first Contract Anniversary after the oldest Annuitant’s 95th birthday. Even if the Annuitant is changed, the Income Payout Date will not change unless you request a different date by Authorized Request. Requests for changing the Income Payout Date must meet the criteria below: a) The request is made while the Owner is living; b) The request is received at our Administrative Office at least 30 days before the anticipated Income Payout Date; c) The requested Income Payout Date is at least two years after the Contract Issue Date; and d) The requested Income Payout Date is no later than the anticipated Income Payout Date. Income Payout Options. There are different ways to receive income payments. We call these income payout options. Three income payout options are described below. The income payout options described may not be available in all states at all times. Other income payout options may be available with our consent. The income option tables for the income payout options are shown on the Contract Data Page. The amount of each income payment is guaranteed by us. Higher current rates may be applicable on the Income Payout Date. You may contact us at our Administrative Office for a quote of the current rates. The amount of any income payment on the Income Payout Date will be the greater of: a) The Contract Value applied to an income payout option using the income option tables shown on the Contract Data Page; or b) The Surrender Value applied to purchase a single premium immediate annuity at the purchase rates then offered by us to the same class of Annuitants. Option 1 – Installment Option. You can elect to receive payments for any number of years between 10 and 30. The income payments are guaranteed for the chosen number of years. Option 2 – Life Income Option – Guaranteed Period Certain. We will pay monthly income payments for as long as the Annuitant lives and at least for as long as the guaranteed period certain chosen. The guaranteed period certain choices are: a) 0 years (life income only); b) 5 years; c) 10 years; d) 15 years; or e) 20 years. Option 3 – Joint and Survivor Life Income Option – 10-Year Guaranteed Period Certain. We will pay monthly income payments for as long as either of the Annuitants is living and at least for 10 years. Income payment(s) will be made to the Beneficiary if there is no surviving Owner. If there is no surviving Owner or Beneficiary, income payment(s) will be made to the Owner’s estate.

ICC24-ILVA [15] SINGLE PURCHASE PAYMENT INDIVIDUALDEFERRED INDEX-LINKED VARIABLE ANNUITY CONTRACT Income Payments Starting on the Income Payout Date This Contract Contains a Guaranteed Minimum Death Benefit Provision This Contract Contains a Benefit Waiving Surrender Charges Non-Participating MEMBERS Life Insurance Company [2000 Heritage Way, Waverly, Iowa 50677] [Phone: 800.798.5500]